UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019 (May 2, 2019)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition

On May 3, 2019, Armstrong Flooring, Inc. (the “Company”) issued a press release announcing its first quarter 2019 financial results. The full text of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective May 2, 2019, pursuant to a mutual agreement between the Company and Donald R. Maier, Mr. Maier’s employment with the Company ceased and he resigned as a member of the Board of Directors of the Company (the “Board”). Mr. Maier will not stand for re-election to the Board at the Company’s upcoming annual meeting of stockholders. In connection with Mr. Maier’s separation, the Company entered into a separation agreement under which Mr. Maier agreed to a general release of claims in favor of the Company. In exchange for this release and in accordance with the terms of the Company’s Severance Pay Plan for Executive Employees (the “Severance Plan”), the Company will pay Mr. Maier a lump sum cash payment of $100,000 within 3 business days of his execution of the separation agreement, and a lump sum cash payment of $2,768,138 on or within 5 business days following his execution of a supplemental release. Mr. Maier will be eligible to receive a pro-rated bonus under the Company’s 2019 Annual Incentive Plan based on actual achievement of the corporate performance metrics for 2019. Pursuant to the separation agreement, in accordance with the terms of the Severance Plan and the Company’s 2016 Long-Term Incentive Plan, and subject to the effectiveness of the supplemental release, (i) Mr. Maier will be paid an amount equal to six months’ of the COBRA premium in effect under the Company’s health plans applicable to Mr. Maier and his dependents, less the monthly premium cost then in effect for such coverage for active employees and (ii) the vesting of 34,027 of Mr. Maier’s Restricted Stock Units will be accelerated and an aggregate of 122,416 of Mr. Maier’s Performance Stock Units and Performance Shares, relating to grants made in 2017 and 2018, will remain eligible to vest based on satisfaction of the applicable Company performance metrics, in each case representing a pro-rata portion of Mr. Maier’s total outstanding awards. All awards previously made to Mr. Maier in 2019 and all earlier awards not vesting in accordance with the terms described in the prior sentence have been forfeited. Mr. Maier will continue to be bound by non-competition restrictions and other restrictive covenants for two years following the separation pursuant to the separation agreement.

The foregoing description of the separation agreement does not purport to be complete and is qualified in its entirety by reference to the separation agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

(c) Effective May 2, 2019, Larry S. McWilliams, the Company’s Chair of the Board, age 62, has been appointed to the position of Interim Chief Executive Officer of the Company. Mr. McWilliams will have oversight of global executive functions and will serve as the Company’s principal executive officer on an interim basis. Mr. McWilliams will focus on the Company’s near-term strategic priorities and facilitate the Company’s management transition while the Company seeks a permanent Chief Executive Officer.

Mr. McWilliams has served as a member of the Board since March 30, 2016. Previously, Mr. McWilliams had served as President and Chief Executive Officer of Keystone Foods, a supplier of proteins and distribution services (2011 to 2012), Senior Vice President at Campbell Soup Company (2001 to 2011), President of Campbell International (2005 to 2010), President of Campbell USA (2004 to 2005) and President of Campbell Soup North America (2003 to 2004). Mr. McWilliams has also held positions at Coca-Cola (1995 to 2001) and the Pillsbury Company (1993 to 1995). Since 2010, Mr. McWilliams has also served on the Board of Directors of Armstrong World Industries, Inc. and has served as its Chair since 2018. In addition, Mr. McWilliams previously served on the boards of Godiva Chocolatiers International and Bob Evans Farms, Inc. Mr. McWilliams formerly served on the Board of Governors of St. Joseph’s University Food Marketing Council and the Grocery Manufacturers’ Association’s Industry Affairs Council.

There are no familial relationships between Mr. McWilliams and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Mr. McWilliams, or his immediate family members, had or will have a direct or indirect material interest.

In connection with his appointment as Interim Chief Executive Officer, and effective as of May 2, 2019, Mr. McWilliams will receive (i) an annual base salary of $700,000 to be paid in accordance with the Company’s regular payroll policies during his tenure and (ii) a grant of restricted stock units with a value of $160,000, with the number of shares to be subject to the grant determined by the NYSE closing price of the Company’s common shares on the grant date. The grant will be scheduled to vest on the date of the Company’s 2020 annual meeting of stockholders based on continued services to the Company, or sooner as may be provided for under the terms of the Company’s 2016 Long Term Incentive Plan, as amended and restated. Mr. McWilliams will not participate in the Company’s Annual Incentive Plan and, while in the role of Interim Chief Executive Officer, will not receive the cash and equity-based compensation paid to non-employee directors of the Company.

In addition, effective May 2, 2019, the Company appointed James C. Melville, age 67, as the Lead Independent Director of the Board. Mr. Melville has served as member of the Board since March 30, 2016. Mr. Melville will continue to serve as the Chair of the Nominating and Governance Committee and as a member of both the Finance and Management Development and Compensation Committees of the Board. Mr. Melville is a member of the Minneapolis, Minnesota-based law firm of Kaplan, Strangis and Kaplan, P.A., where he has practiced in the corporate, governance, mergers and acquisitions, securities and financial areas since 1994. Mr. Melville has been designated a Board Leadership Fellow by the National Association of Corporate Directors (NACD). Mr. Melville has served on the Board of Directors of Armstrong World Industries, Inc. since 2012.

There are no familial relationships between Mr. Melville and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Additionally, there have been no transactions since the beginning of the Company’s fiscal year in which Mr. Melville, or his immediate family members, had or will have a direct or indirect material interest.

For his role as Lead Independent Director of the Board, Mr. Melville will receive an additional annual cash retainer of $25,000.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 3, 2019, the Company issued a press release announcing that it will report its first quarter 2019 financial results via a live webcast and conference call on May 7, 2019 at 10:00 a.m. Eastern Time. The live webcast and accompanying slide presentation will be available in the Investors section of the Company’s website at www.armstrongflooring.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available for 90 days, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13689555. The full text of the press release is attached hereto as Exhibit 99.1.

In connection with the actions described in Item 5.02 above, the Company also issued a press release. The full text of the press release is attached hereto as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company’s Amended and Restated Certificate of Incorporation provides that the size of the Board shall be fixed from time to time by the Board. The size of the Board is currently fixed at nine (9) members. However, the Board has taken action to reduce the size of the Board to eight (8) members, effective immediately, and to further reduce the size of the Board to seven (7) members following the certification of the results of the vote at the upcoming annual meeting of stockholders. The immediate reduction in the size of the Board will eliminate the vacancy that will exist as a result of Mr. Maier’s resignation from the Board and withdrawal of his name from re-election, and the reduction to seven (7) members will eliminate the vacancy that will exist as of the upcoming annual meeting of stockholders that was previously disclosed in the Proxy Statement. The Board is permitted, however, under its Amended and Restated Certificate of Incorporation, to expand the size of the Board and appoint directors to fill such newly created vacancies. The Board continues to search for qualified director candidates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement between Armstrong Flooring, Inc. and Donald R. Maier, dated May 2, 2019

99.1	Press Release of Armstrong Flooring, Inc., dated May 3, 2019

99.2	Press Release of Armstrong Flooring, Inc., dated May 3, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: May 3, 2019